SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):
September 16, 2003

Commission File Number	Exact name of registrant as specified in its charter, state of incorporation, address of principal executive offices, and telephone number	State of Incorporation	I.R.S. Employer Identification Number

333-80523	SUSQUEHANNA MEDIA CO. 140 E. Market Street York, Pennsylvania 17401 (717) 848-5500	Delaware	23-2722964

The address of the registrant has not changed since the last report.

SIGNATURES
EX-99 CARMEL, NY ACQUISITION

ITEM 9. REGULATION FD DISCLOSURE

     On September 16, 2003, Peter P. Brubaker, President and CEO of Susquehanna Media Co. (“Media”) made a presentation concerning Media’s agreement to purchase the assets of a cable system located in and around Carmel, New York from RCN Corporation (“RCN”) for $120 million cash. The presentation was made at the Kagan Broadband Summit held at the Helmsley Park Lane Hotel in New York City. The presentation slides are furnished as Exhibit 99 to this Current Report.

     This acquisition’s expected first quarter 2004 closing date is subject to certain conditions and regulatory approvals. The purchase price is also subject to adjustments based on the number of video subscribers and working capital as of the closing date. Media expects to fund this acquisition using existing credit facilities.

     The last slide of Exhibit 99 entitled “Financial Analysis” contains a non-GAAP measurement, “Multiple of OCF” that relates the expected final purchase cost, assuming no adjustments, to Operating Cash Flow (“OCF”), an internal metric used by Media. OCF is defined as operating income (calculated under GAAP) plus depreciation and amortization for the period. Media uses OCF to evaluate operating performance before significant non-cash expenses, financing costs and income taxes. The 2002 multiple of OCF disclosure was calculated from information provided solely by RCN. The 2004 and 2006 disclosures were calculated using Media’s preliminary projections of operating income for this acquisition that might be achieved in future periods at projected penetrations shown. These projections may differ materially from actual results. A reconciliation of operating income to OCF follows (dollars in millions):

	2002		2004	2006

Operating income	$	n/a	$8.3	$12.0
Depreciation and amortization		n/a	4.4	5.1

OCF		$7.2	$12.7	$17.1

Expected purchase cost		$120.0	$120.0	$120.0
Multiple of OCF		16.7x	9.4x	7.0x

n/a - Not available from information supplied by RCN.

     In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. The furnishing of this Current Report is not intended to constitute a determination by Media that the information provided herein is material or that the dissemination of the information is required by Regulation FD. Media disclaims any duty to update this information.

     Some of the statements in this report constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-

looking terminology, such as “believes,” “expects,” “may,” “will,” “should,” or “anticipates’ or the negative thereof or other variations thereof or comparable terminology, or by discussion of strategies, each of which involves risks and uncertainties. All statements other than historical facts included herein, including those regarding market trends, Media’s financial position, business strategy, projected plans, estimated impact of accounting treatment changes, estimated SEC filing dates, and objectives of management for future operations, are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance of Media to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, but are not limited to, the ultimate purchase cost paid to RCN for the Carmel, New York cable system, the operating income and OCF generated by the Carmel, New York cable system in future periods, particularly for 2004 and 2006, general economic and business conditions (both nationally and in Media’s markets), acquisition opportunities and Media’s ability to integrate successfully any such acquisitions, Media’s ability to successfully enter into and operate new business lines such as cable telephony, expectations and estimates concerning future financial performance, financing plans, Media’s ability to service its outstanding indebtedness, the impact of competition, existing and future regulations affecting Media’s business, non-renewal of cable franchises, decreases in Media’s customers advertising expenditures and other factors over which Media may have little or no control.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 17, 2003	SUSQUEHANNA MEDIA CO. Registrant

	By:	/s/ Peter P. Brubaker

President and Chief Executive Officer